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                                                                    APPENDIX A
                           ARTICLES OF INCORPORATION
                                      OF
                        AGRIBRANDS INTERNATIONAL, INC.


                              ARTICLE ONE - NAME

          The name of the corporation (the "Corporation") is "Agribrands International, Inc.".


                        ARTICLE TWO - REGISTERED OFFICE

          The address of the Corporation's registered office in the State of Missouri is 9811 South Forty Drive, St. Louis, Missouri 63124 and the name of the registered agent at such address is Michael J. Costello.


                       ARTICLE THREE - AUTHORIZED SHARES

     A.          CLASSES  AND  NUMBER  OF  SHARES

          The aggregate number, class and par value of shares of capital stock which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares of stock, consisting of:

          (i) 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"); and

          (ii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

          All preemptive rights of shareholders are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of stock or other security or securities of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock or of any other security of the Corporation. All cumulative voting rights are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of such stock or security shall have any right to cumulative voting in the election of directors or for any other purpose. The foregoing provisions within this paragraph are not intended to modify or prohibit any provisions of any voting trust or agreement between or among holders or owners of shares of stock or other securities of the Corporation.

          In addition to those general qualifications, limitations and restrictions applicable to each and every class and series of capital stock of the Corporation as a matter of law or as stated in the immediately preceding paragraph, the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:

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     B.          TERMS  OF  PREFERRED  STOCK

     1. Subject to the requirements of the General and Business Corporation Law of Missouri, as amended from time to time (the "GBCL"), and to the provisions of these Articles of Incorporation, the Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in these Articles of Incorporation or any amendment hereto, or in a resolution or resolutions duly adopted by the Board of Directors and, to the extent set forth in any such resolution or resolutions, such information shall be certified to the Secretary of State of Missouri and filed as required by law from time to time, prior to the issuance of any shares of such series.

     2. The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certification thereto with the Secretary of State of Missouri, to set or change the number of shares to be included in each series of Preferred Stock and to set or change (in any one or more respects) the designations, preferences, conversion, relative, participating, optional or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

          (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed the aggregate number of authorized shares set out in Section A(ii) of this Article Three);

          (b) the annual dividend rate, if any, on shares of such series, whether and the extent to which dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payment of any dividends, and the time at which, and the terms and conditions on which, any dividends shall be paid;

          (c) whether the shares of such series shall be redeemable or purchasable and, if so, the terms and conditions of such redemption or purchase, including the date or dates upon and after which such shares shall be redeemable or purchasable, and the amount per share payable in case of redemption or purchase, which amount may vary under different conditions and at different redemption or purchase dates;

          (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund and the terms and conditions of any such sinking fund;

          (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other series, class or classes, now or hereafter authorized, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (g) the rights of the holders of shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of such holders with respect thereto; and

          (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

     C.          TERMS  OF  COMMON  STOCK.

     1.       Voting Rights.  Subject to the provisions of Article Four hereof
              --------------
or as otherwise provided by the GBCL, each holder of the Common Stock shall be entitled to one vote per share of Common Stock held by such holder on all matters to be voted on by the shareholders.

     2.      Dividend Rights.  Subject to the express terms of any outstanding
             ----------------
series of Preferred Stock, dividends may be declared and paid upon the Common Stock out of funds of the Corporation legally available therefor, in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof.


                  ARTICLE FOUR- RESTRICTIONS ON VOTING STOCK,
                         CERTAIN BUSINESS COMBINATIONS

     A.          CERTAIN  DEFINITIONS.
          For purposes of this Article Four, the following words have the meanings indicated:

1. "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

2. "Associate" means, with respect to any Person, (i) any other Person (other than the Corporation or a Subsidiary of which a majority of each class of equity securities is owned by the Corporation) of which such Person is an officer, director, trustee or partner or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its Affiliates or Subsidiaries; or (iv) any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment adviser.

3.          "Business  Combination"  means:

a)       any merger or consolidation of the Corporation or any Subsidiary with
(i) any Substantial Shareholder or (ii) any other Person which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;

b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any Substantial Shareholder, of any assets of the Corporation or any Subsidiary, or both, that have an aggregate Fair Market Value of more than twenty percent of the book value of the total assets of the Corporation as shown on its consolidated balance sheet as of the end of the calendar quarter immediately preceding any such transaction;

c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Substantial Shareholder;
d) the acquisition by the Corporation or any Subsidiary of any securities of any Substantial Shareholder;

e) any transaction involving the Corporation or any Subsidiary, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the Corporation or any Subsidiary, or any merger or consolidation of the Corporation with any Subsidiary (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary of which shares a Substantial Shareholder is the beneficial owner; or
f) any agreement, contract or other arrangement entered into by the Corporation providing for any of the transactions described in this definition of Business Combination.

4. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or an Associate of a Substantial Shareholder and who was a member of the Board of Directors prior to the time that any Substantial Shareholder became a Substantial Shareholder, and any successor of a Continuing Director if such successor is not an Affiliate or an Associate of any Substantial Shareholder and is designated as a Continuing Director by a majority of the then Continuing Directors.

5. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

6.          "Fair  Market  Value"  shall  mean:

a) in the case of stock, the highest closing sale price per share of a share of such stock during the 30-day period immediately preceding the approval of the Business Combination by the Board of Directors as reported by any United States securities exchange registered under the Exchange Act on which such shares are listed, or, if such shares are not listed on any exchange, then the highest closing bid quotation for any of such shares, as reported on the National Association of Securities Dealers, Inc. Automated Quotations System or any such system then in use, or if no such closing sales price or bid quotation is reported, the fair market value as determined on the date in question by a majority of Continuing Directors; or

b) in the case of property or securities other than cash or stock, the fair market value of said property or securities on the date in question as determined by a majority of the Continuing Directors.

7. "Grandfathered Person" shall mean any of the members of the Corporation's Board of Directors as of the date of filing these Articles of Incorporation, who are David R. Banks, Jay W. Brown, M.Darrell Ingram, H. Davis McCarty, Joe R. Micheletto, Martin K. Sneider and William P. Stiritz, together with his immediate family and any other Grandfathered Person;
provided, however, that a Grandfathered Person shall cease to be a Grandfathered Person at the time that (i) such person is no longer a member of the Corporation's Board of Directors, and (ii) thereafter such Person becomes the owner of any Common Stock of the Corporation, other than as a result of
(A) a dividend or distribution on the Common Stock, payable in Common Stock or securities convertible into Common Stock, which such dividend or distribution is payable to all holders of Common Stock, (B) a subdivison, combination, recapitalization or reclassification of the Common Stock, or (C) an acquisition of Common Stock as a result of exercise of rights issued under any shareholder rights agreement (or any other similar agreement) of the Corporation.

8.          "Group",  with  respect  to  any  Person,  shall  include:
a)          such  Person;
b)          any  Affiliates  and  Associates  of  such  Person;  and
c) those additional Persons that, together with such Person, jointly file, or would be required to jointly file (notwithstanding whether such Persons have ever actually filed), or would be mentioned as a holder of shares with either sole or shared voting power and/or sole or shared dispositive power in an individual filing of, a statement of beneficial ownership with respect to securities of the Corporation pursuant to Section 13(d) of the Exchange Act or any rules and regulations promulgated thereunder, as in effect from time to time, or any similar successor provisions, irrespective of any disclaimers of beneficial ownership.

9.          A  Person  shall  be  deemed  to "own" any shares of Voting Stock:
a) that such Person beneficially owns directly or indirectly, whether or not of record; or
b) that such Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, whether or not conditional; or
c) that are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause b) above), whether or not of record, by an Affiliate or Associate of such Person; or
d) that are beneficially owned, directly or indirectly, whether or not of record, by any other Person (including any shares which such other Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not conditional) with whom such Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock; provided, however, that (A) directors, officers and
                           --------  -------
employees of the Corporation shall not be deemed to have any such agreement, arrangement or understanding solely on the basis of their status, or actions taken in their capacities, as directors, officers or employees of the Corporation or any Affiliates of the Corporation, and (B) a Person shall not be deemed the owner of or to own any shares of Voting Stock solely because (x) such shares of Voting Stock have been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered shares of Voting Stock are accepted for payment or exchange or (y) such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such shares of Voting Stock pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, applicable rules and regulations under the Exchange Act, except if such power (or arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

The outstanding shares of capital stock of the Corporation shall include those shares deemed owned through the application of clauses b) and c) above, but shall not include any other shares that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants, options or otherwise, whether or not conditional.

For all purposes hereof "beneficial" ownership, with respect to any securities, shall include, without limitation, (i) the power to vote, or direct the voting of, such securities or (ii) the power to exercise investment discretion over such securities, including the power to dispose, or to direct the disposition, of such securities. Furthermore, a Person shall be deemed to own "beneficially" any securities that such Person owns beneficially for purposes of Sections 13(d) of the Exchange Act or any rules and regulations promulgated thereunder, as in effect from time to time (or any similar successor provisions of law).

     "Person" means any individual, corporation, association, partnership, joint venture, trust, organization, business, government or any government agency or political subdivision thereof or any other entity.

11. "Subsidiary" means any Person of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of Section D of this Article Four,
           -------
the term "Subsidiary" shall mean only a Person of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

12. "Substantial Shareholder" shall mean and include any Person which, together with its Affiliates and Associates, is the Beneficial Owner of shares of Voting Stock in the aggregate of twenty percent (20%) or more of the
outstanding  Voting  Stock.    Notwithstanding  the  foregoing,  the  term
"Substantial Shareholder" shall not include a Grandfathered Person. Notwithstanding anything to the contrary in this Article Four, any Common Stock owned by a Grandfathered Person shall not be taken into account when computing the amount of Common Stock beneficially owned by an Affiliate or Associate of a Grandfathered Person, provided that such Affiliate or Associate
(i) does not constitute a member of a group (as defined for purposes of Section 13(d) of the Exchange Act) including such Grandfathered Person, or
(ii) is not otherwise acting in concert with such Grandfathered Person, each with respect to the Corporation.

13. "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors; and each reference to a portion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     B.          RIGHT  OF  INQUIRY  OF  THE  CORPORATION.
          The Corporation shall have the right but not the obligation to inquire of any Person whom the Corporation believes may be a Substantial Shareholder or any other Person who purports to exercise similar voting rights with respect to any Voting Stock, and each such Person shall have the obligation to provide such information to the Corporation as the Corporation may reasonably request, with respect to any matters pertinent to the operation or implementation of this Article Four, including, without limitation, (i) the number of shares owned by such Person, (ii) whether shares owned of record by such Person are owned by other Persons and the identity of such other Persons and the nature of their ownership interest, (iii) whether any Affiliates or Associates of such Person own any Voting Stock, (iv) whether such Person is a member of a Group of Persons owning Voting Stock, or (v) whether such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding with any other Person with respect to any Voting Stock. Any determinations made by the Board of Directors pursuant to this Article Four in good faith, and on the basis of such information as was actually known by the Board of Directors and such advice as was then actually provided to the Board of Directors for such purpose, shall be conclusive and binding upon the Corporation and its shareholders.

     C.          ADDITIONAL  SHAREHOLDER  VOTE  REQUIRED  FOR CERTAIN BUSINESS
COMBINATIONS.
          The approval of any Business Combination shall, in addition to any affirmative vote required by the GBCL or otherwise, require the affirmative vote of the holders of not less than two-thirds of the aggregate voting power of the outstanding shares of the Voting Stock entitled to vote at a meeting of shareholders called for such purpose and of a majority of the voting power of all such shares of which a Substantial Shareholder is not a Beneficial Owner; provided, however, that any such Business Combination may be approved upon any affirmative vote required by the GBCL if:

(a)          there  are  one  or  more  Continuing Directors, and the Business
Combination  shall  have  been  approved  by  a  majority  of  them;  or

(b) the cash, or Fair Market Value of the property, securities or other consideration to be received per share by the shareholders of each class of stock of this Corporation in the Business Combination is not less than the higher of:

(i) the highest per share price paid by the Substantial Shareholder for the acquisition of any shares of such class, with appropriate adjustments for stock splits, stock dividends and like distributions, or

(ii) the Fair Market Value of such shares, on the date the Business Combination is approved by the Board of Directors.

     D.          PERSONS  TO  WHOM  THIS  ARTICLE  DOES  NOT  APPLY.
          The  provisions of Section C of this Article Four shall not apply to
(i) any savings, profit-sharing, stock bonus or employee stock ownership plan or plans established by the Corporation or a Subsidiary and qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision, which holds shares of Voting Stock on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such shares of Voting Stock with respect to all matters submitted to shareholders for voting or (ii) participating employees and beneficiaries under the plans referred to in the immediately preceding clause
(i) because of their participation in such savings, profit-sharing, stock bonus or employee ownership plans.

     E.          AMENDMENT.

          In addition to such other vote or consent as shall then be required by the GBCL, and by Article Eleven hereof, this Article shall be amended or repealed only upon the affirmative vote of not less than two-thirds (2/3) of the voting power of all shares of Voting Stock not owned by a Substantial Shareholder; provided however, that this Article may be amended or repealed upon any affirmative vote otherwise required by the GBCL, (i) if there is not a Substantial Shareholder, such amendment has been approved by a majority of the Board of Directors, or (ii) if there is a Substantial Shareholder, such amendment has been approved by a majority of the Continuing Directors.

                          ARTICLE FIVE - INCORPORATOR

The  name  and  place  of  residence  of  each  incorporator  is  as  follows:

     Janet  M.  Andis
     1336  Wolf  Road
     Freeburg,  Illinois  62243


                            ARTICLE SIX - DIRECTORS

     A.          NUMBER  AND  CLASSIFICATION

          The current number of Directors to constitute the Board of Directors of the Corporation is seven (7). Hereafter, the number of Directors shall be fixed by or in the manner provided in the Bylaws of the Corporation. Any changes in the number of Directors shall be reported to the Missouri Secretary of State within thirty (30) calendar days of such change. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the mode of such classification to be provided for in the Bylaws of the Corporation. Directors other than Directors constituting the initial Board of Directors shall be elected to hold office for a term of three
(3) years, with the term of office of one class expiring each year. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect Directors, then the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Articles of Incorporation of the Corporation or any certificate of designation thereunder applicable thereto; and such directors so elected shall not be divided into classes pursuant to this Article Six unless expressly provided by such terms. As used in these Articles of Incorporation, the term "entire Board of Directors" or the "entire Board" means the total number fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.

     B.          REMOVAL  OF  DIRECTORS.
          Subject to, and in addition to, the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding or any limitation imposed by law, (1) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his, her or their term of office only for cause and by the affirmative vote of the holders of record of outstanding shares representing not less than two-thirds of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose (such vote being in addition to any required class or other vote); and (2) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the Director fails to meet any qualifications stated in the Bylaws for election as a Director or in the event that the Director is in breach of any agreement between the Director and the Corporation relating to the Director's service as a Director or employee of the Corporation.

     C.          VACANCIES.
          Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the respective term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of Directors or the removal of a Director, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office (although less than a quorum). Any replacement Director so elected shall hold office only for so long as the respective term of office of the class in which the vacancy occurs has not expired, unless removed prior to the expiration of such term, pursuant to Section B hereof.

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                           ARTICLE SEVEN - DURATION

          The  duration  of  the  Corporation  is  perpetual.


                           ARTICLE EIGHT - PURPOSES

          The Corporation is formed to engage in the manufacture, distribution, marketing and sale of animal nutrition and health services and products, processing and marketing of products therefrom, the services and products related thereto, and to engage in any lawful act or activity for which the corporation now or hereafter may be organized under the laws of the State of Missouri.


                             ARTICLE NINE- BYLAWS

          Only a majority of the entire Board of Directors may make, amend, alter, change or repeal any provision or provisions of the Bylaws of the Corporation; provided, however, that in no event shall the Bylaws be inconsistent with law or, in substance to a material degree, with any of the terms, conditions or provisions of these Articles of Incorporation.


                         ARTICLE TEN - INDEMNIFICATION

     A.          ACTIONS  INVOLVING  DIRECTORS,  OFFICERS  AND  EMPLOYEES.
          The Corporation shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as a Director, officer or employee of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation (which request need not be in writing) as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.


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B.          ACTIONS  INVOLVING  AGENTS.
     1. Permissive Indemnification. The Corporation may, if it deems appropriate and as may be permitted by this Article Ten, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an agent of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, costs of investigation and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

     2. Mandatory Indemnification. To the extent that an agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B.1 of this Article Ten, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

     C.          DETERMINATION  OF  RIGHT  TO  INDEMNIFICATION  IN  CERTAIN
CIRCUMSTANCES.
          Any indemnification required under Section A of this Article Ten or authorized by the Corporation in a specific case pursuant to Section B of this Article Ten (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the Director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Ten. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, (3) by independent legal counsel in a written opinion, or (4) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination, and further provided that there shall be no presumption that the Corporation is released from any obligation under Sections A or B of this Article Ten, unless a written instrument, subscribed by an appropriate officer of the Corporation expressly so provides by making reference to this Subsection C of this Article Ten.


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D.          ADVANCE  PAYMENT  OF  EXPENSES.
          Expenses incurred by a person who is or was a Director, officer or employee of the Corporation in defending a pending or threatened civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an agent of the Corporation in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount, without interest, if it shall ultimately be finally determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Ten.

     E.          ARTICLE  TEN  PROVISIONS  NOT  EXCLUSIVE  RIGHT.
          The indemnification provided by this Article Ten shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     F.          INDEMNIFICATION  AGREEMENTS  AUTHORIZED.
          Without limiting the other provisions of this Article Ten, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any Director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a Director may be authorized by the other Directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other Directors.

     G.          STANDARD  OF  CONDUCT.
          Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article Ten (including without limitation pursuant to any agreement entered into pursuant to Section F of this Article
Ten) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any agent of the Corporation.

     H.          INSURANCE.
          The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation in any capacity against any claim, liability or expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ten.

     I.          CERTAIN  DEFINITIONS.
          For  the  purposes  of  this  Article  Ten:

     1. Service in Representative Capacity. Any Director, officer or employee of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

     2. Predecessor Corporations. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Ten with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     3. Service for Employee Benefit Plan. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of a corporation which imposes duties on, or involves services by, a director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article Ten in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

     J.          SURVIVAL.
          Each person who was or is a Director, officer or employee of the Corporation is a third party beneficiary to this Article Ten and shall be entitled to enforce against the Corporation all indemnification rights provided or contemplated by this Article Ten. Such indemnification rights shall continue as to a person who has ceased to be a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          This Article Ten may be hereafter amended or repealed; provided however, no such amendment or repeal shall reduce, terminate or otherwise adversely affect the right of any person who was or is a Director, officer or employee to obtain indemnification or an advance of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occurred prior to the Deadline Indemnification Date. For purposes of this Section J of this Article Ten, the term "Deadline Indemnification Date" shall mean the later of: (a) the effective date of any amendment or repeal of this Article Ten which reduces, terminates or otherwise adversely affects the rights hereunder of any person who was or is a Director, officer or employee;
(b) the expiration of such person's then current term of office with, or service for, the Corporation (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his office or terminates his service (provided such person has a stated term of officer or service but resigns prior to the expiration of such term).

     K.          LIABILITY  OF  THE  DIRECTORS,  OFFICERS  AND  EMPLOYEES.
          It is the intention of the Corporation to limit the personal liability of the Directors, officers and employees of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should the GBCL or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the Directors and/or officers and/or employees of the Corporation shall be so eliminated or limited without the need for amendment of these Articles or for further action on the part of the shareholders of the Corporation.


                       ARTICLE ELEVEN- AMENDMENT OF THE
                           ARTICLES OF INCORPORATION

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, Directors, officers, employees or agents of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote, including, without limitation, the vote required by Article Four, Section E hereof) the affirmative vote of the holders of record of outstanding shares representing not less than two-thirds of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Articles Four, Six, Nine, Ten, or this Article Eleven of these Articles of Incorporation, notwithstanding the fact that a lesser percentage may be specified by the laws of Missouri.